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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                             AMENDED CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (date of earliest event reported): April 23, 2002



                       Commonwealth Biotechnologies, Inc.

             (Exact name of registrant as specified in its charter)


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               Virginia                                001-13467                             56-1641133
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    (State or Other Jurisdiction of            (Commission File Number)           (IRS Employer Identification No.)
            Incorporation)
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                                601 Biotech Drive

                            Richmond, Virginia 23235

                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (804) 648-3820


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.



         Commonwealth Biotechnologies, Inc. (the "Company") issued a press release on April 23, 2002 announcing that it has engaged Segerdahl & Company, Inc. ("Segerdahl"), an investment banking firm to provide the company with investment banking services related to the possible issuance of additional equity capital, facilitation of a re-capitalization of the Company, or the completion of other transactions designed to further the goals of profitability of the Company (each a "Transaction"). The term of the engagement is one year. In accordance with the terms of its engagement letter with Segerdahl, as a retainer, the Company issued to Segerdahl a three year warrant to purchase 100,000 shares of the Company's common stock at an exercise price of $2.00 per share (the "Retainer Warrant"). The Retainer Warrant contains a net issuance provision and provides for unlimited piggyback registration rights as to the shares of common stock underlying the Retainer Warrant. The Retainer Warrant will only vest in the event (i) the Company completes a Transaction or (ii) the Company's common stock trades at a price per share at or above $5.00 per share for 10 of 20 consecutive trading days during the term of the engagement. In addition, as a transaction fee, the Company issued to Segerdahl a three year warrant to purchase 100,000 shares of the Company's common stock at an exercise price of $2.00 per share (the "Transaction Fee Warrant"). The Transaction Fee Warrant contains a net issuance provision and provides for unlimited piggyback registration rights as to the shares of common stock underlying the Transaction Fee Warrant. The Transaction Fee Warrant will only vest in the event (i) the Company completes a Transaction; provided that the acquisition of certain intellectual property rights previously identified by the Company shall not be deemed to be a Transaction in accordance with the terms hereof, and (ii) the Company's common stock trades at a price per share at or above $6.00 per share for 10 of 20 consecutive trading days during the term of the engagement. Whether or not a Transaction is contemplated, the Company also agreed to reimburse Segerdahl up to $10,000 for out-of-pocket and properly documented expenses incurred by Segerdahl in connection with the performance of its services provided pursuant to the engagement.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANICIAL INFORMATION AND EXHIBITS.

         (a)      Financial statements of businesses acquired.

                  Not applicable.



         (b)      Pro forma financial information.

                  Not applicable.



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         (c)      Exhibits.

                  10. 1    Warrant to Purchase Shares of Common Stock, issued to
Segerdahl on April 19, 2002 that, upon vesting, entitles Segerdahl to purchase up to 100,000 shares of Company common stock at an exercise price of $2.00 per share (1)

                  10.2 Warrant to Purchase Shares of Common Stock, issued to Segerdahl on April 19, 2002 that, upon vesting, entitles Segerdahl to purchase up to 100,000 shares of Company common stock at an exercise price of $6.00 per share (1)

                  99.1 Press Release, dated April 23, 2002, relating to the engagement by the Company of Segerdahl & Company, Inc. to provide investment banking services (2)


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(1)      Filed herewith.

(2)      Previously filed.



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                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              COMMONWEALTH BIOTECHNOLOGIES, INC.



Dated:  June 5, 2002                          By:

                                              /s/ Robert B. Harris, Ph.D.
                                              ---------------------------
                                              Robert B. Harris, Ph.D.

                                              President




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                                INDEX TO EXHIBITS
                                -----------------

                  10. 1    Warrant to Purchase Shares of Common Stock, issued to
Segerdahl on April 19, 2002 that, upon vesting, entitles Segerdahl to purchase up to 100,000 shares of Company common stock at an exercise price of $2.00 per share (1)

                  10.2 Warrant to Purchase Shares of Common Stock, issued to Segerdahl on April 19, 2002 that, upon vesting, entitles Segerdahl to purchase up to 100,000 shares of Company common stock at an exercise price of $6.00 per share (1)

                  99.1 Press Release, dated April 23, 2002, relating to the engagement by the Company of Segerdahl & Company, Inc. to provide investment banking services (2)


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(1)      Filed herewith.

(2)      Previously filed.